FORM 10-Q

                     PART II.   OTHER INFORMATION
               AMERICAN BILTRITE INC. AND SUBSIDIARIES
                            June 28, 1997


Item 6.    Exhibits
-------------------
     (11)  STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                                Three  Months Ended     Six  Months Ended
                                      June  28,             June  28,
                                        1997                  1997
                                     -----------           -----------
                                 (000's  omitted, except per share data)
Primary:

 Average shares outstanding            3,631                  3,631

 Net effect of dilutive
  stock options-based on
  the treasury stock method
  using average market price             102                   107
                                    --------               -------
               Totals                  3,733                 3,738
                                    ========               =======

 Net income                         $   884                $   931
                                    ========              ========
 Per share amount                   $   .24                $   .25
                                    ========              ========
Fully diluted:

 Average shares outstanding           3,631                  3,631

 Net effect of dilutive
  stock options-based on
  the treasury stock method
  using the higher of quarter-end
  or average market price for
  each quarter                          102                    120
                                    --------               --------
               Totals                 3,733                  3,751
                                    ========               ========

 Net income                         $   884                $   931
                                    ========               ========
 Per share amount                   $   .24                $   .25
                                    ========               ========
   Note:  There was no dilutive effect from stock options in 1996.
          Weighted average shares outstanding for the three months
          and six months ended June 29, 1996 were 3,647,989 and
          3,659,236, respectively.


